Exhibit 99.1

Press Release

StoneMor Partners L.P. Announces 2004 Fourth Quarter and Year-End Results

Bristol, PA, March 28, 2005—StoneMor Partners L.P. (NASDAQ: STON) today announced its operating results for the fourth quarter and year ended December 31, 2004. On September 20, 2004, the business of Cornerstone Family Services, Inc. and its subsidiaries was contributed to StoneMor Partners L.P. in connection with the initial public offering of common units representing limited partner interests in StoneMor Partners L.P. Operating results for the year ended December 31, 2004 include the operating results of Cornerstone Family Services, Inc., the predecessor to StoneMor Partners L.P., up to September 20, 2004, at which time StoneMor Partners L.P. commenced operations.

The following table summarizes selected comparative items that the Partnership believes is representative of its operating performance for the periods presented.

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2004	2003	2004
Total Revenues	$22,679	$24,061	$79,702	$89,258
Operating Profit	$2,799	$2,557	$7,832	$9,564
Net Income (Loss)	$36	$1,476	$(6,009)	$(3,838)
EBITDA, as Adjusted (a)	$7,157	$7,287	$29,627	$29,400

(a)	This is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures within this press release.

Lawrence Miller, Chief Executive Officer of StoneMor GP LLC, the general partner of StoneMor Partners L.P., stated: “We are pleased to announce our results for the fourth quarter and year ended December 31, 2004. These operating results for both the fourth quarter and 2004 year indicate that the Company is succeeding in its business strategies. This year was an extremely important year in our company’s history. We completed a public equity offering that served to reduce our leverage and debt rates, establish working capital and acquisition lines of credit, and provide us with an acquisition currency that will allow us to grow through acquisitions.”

Mr. Miller continued: “Our company has a focus different than the other deathcare companies. We manage primarily for cash flows that generate Operating Surplus, as defined in our Partnership Agreement, which are used primarily to pay distributions to our unitholders, and secondarily for operating profits and revenues. We have paid our initial distribution for the period ended December 31, 2004 on February 14, 2005 to both our common and subordinated unitholders. The $4.4 million distribution ($0.5128 per unit) was adjusted to cover the period from September 20, 2004 (the completion date of our initial public offering) to December 31, 2004 and was paid out of operating cash flow. The Partnership recognized a net loss of $3.8 million in 2004 as compared to a net loss of $6.0 million in 2003. The nature of GAAP revenue recognition accounting principles for cemeteries makes it possible for us to generate operating losses because of our inability to record revenues from pre-need sales until the merchandise is delivered or the services are performed. The company generated adequate cash to pay its first unitholder distribution and has not as of yet borrowed from its working capital facility.

William R. Shane, Executive Vice President and Chief Financial Officer of StoneMor GP LLC, stated: “The improvements in revenues, operating profit and net loss for the year ended December 31, 2004 are attributable to the Partnership’s continuing commitment to its business strategy of purchasing and delivering products and performing services in advance of the time of need.”

The Company closely monitors its revenue and other operating data. Interments performed for the year were essentially the same as 2003. Cemetery revenues per interment performed, however, increased $448 or 12.8%. The number of contracts written decreased in 2004 from 2003 by 3.7%, while the average revenue per contract increased 5.5%. These results are consistent with the company’s strategy of employing more experienced sales personnel.

Total revenues for the fourth quarter 2004 increased by $1.4 million (as a result of increased contract servicing), or 6.2%, as compared to the same period in 2003, while operating profit decreased slightly. The two primary reasons for the decrease in operating profit are: an adjustment of $0.9 million made in the fourth quarter of 2003 to reduce the estimated provision for cancellations, and increased employee medical benefit costs experienced in 2004. Additionally, the Company generated a $2.5 million increase in mausoleum sales during the fourth quarter of 2004, which changed sales mix and resulted in a lower net sales income margin (cemetery revenues less cost of sales and selling expenses).

Net earnings for the fourth quarter of 2004 increased by $1.5 million from the fourth quarter of 2003 as a result of decreased interest expense of $1.1 million resulting from the pay-off of our old credit facility with a portion of the net proceeds of our initial public offering and senior secured note offering, reduced home office expenses of $0.6 million due to a reduction in stock-based compensation partially offset by increases in salaries and medical benefits, and lower income taxes as a result of the Company now being a master limited partnership.

The net loss for the year ended December 31, 2004, even though significantly improved from 2003, included $4.2 million attributable to the non-recurring expenses of restructuring our credit facility, $0.4 million in stock-based compensation paid to certain officers and directors, and the higher interest expense of our old credit facility for the first nine months of 2004.

The Company continues to monitor its deferred cemetery revenue, net. This account increased $12.2 million during 2004 and represents a backlog of cemetery revenue less costs of sales and direct selling expenses to be recognized as contracts are serviced. As previously indicated, many of these contracts can be fully paid, as cash collected is not a factor in revenue recognition.

The Company defines distributable free cash flow as net cash provided by operating activities before appropriate reserves, if any, adjusted for expenditures related to its initial public offering less maintenance capital expenditures and debt payments not funded by the proceeds of that offering. A reconciliation between net cash provided by operating activities (the GAAP financial measure the Company believes is most directly comparable to distributable free cash flow) and distributable free cash flow for the quarter ended December 31, 2004 follows:

Net cash provided by operating activities	$3,973
Public offering expenditures included in the 2004 fourth quarter reduction of accounts payable	1,837
Maintenance capital expenditures not funded by the public offering proceeds	(238)
Debt payments not funded by the public offering proceeds	—

Distributable free cash flow	$5,572

Distributable free cash flow is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the discussion of non-GAAP financial measures within this press release.

Cash flow results were also positive. Net cash provided by operations in 2004 was $7.5 million, an increase of $0.4 million or 5.6%, from $7.1 million in 2003. Both the 2003 and 2004 cash flows have been negatively affected by costs associated with the Company’s public offering. In 2003, among other effects, other assets increased due to capitalized legal fees paid in 2003. In 2004, accounts payable decreased for the payments of legal and accounting fees accrued in 2003, but paid in 2004.

Investors’ Conference Call

An investors’ conference call to review the 2004 fourth quarter and year end results will be held on Monday, March 28, 2005, at 11:00 a.m. Eastern Time. The conference call can be accessed by calling (888) 662-9069. An audio replay of the conference call will be available through April 11, 2004. The access number for the audio replay is as follows: (800) 633-8284. The reservation number for the audio replay is 21235224. The audio replay of the conference call will be archived on StoneMor’s website at http://stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Bristol, Pennsylvania, is an owner and operator of cemeteries in the United States, with 132 cemeteries in 12 states. StoneMor is the only publicly traded death care company focused almost exclusively on cemeteries and is the only publicly held death care company structured as a Partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of the Company’s operating activities, the plans and objectives of the Company’s management, assumptions regarding the Company’s future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” ”expect,” “anticipate,” “predict” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the impact of the Company’s significant leverage on its operating plans; the ability of the Company to service its debt; the Company’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; variances in death rates; variances in the use of cremation; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; the Company’s ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; and various other uncertainties associated with the death care industry and the Company’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our SEC filings. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2003	December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,554	$14,474
Accounts receivable, net of allowance	22,447	25,479
Prepaid expenses	1,476	1,778
Merchandise trust receivable	1,861	—
Other current assets	779	861

Total current assets	32,117	42,592

LONG-TERM ACCOUNTS RECEIVABLE - net of allowance	33,720	32,402
CEMETERY PROPERTY	151,200	150,215
PROPERTY AND EQUIPMENT	23,411	22,616
DUE FROM MERCHANDISE TRUSTS	109,785	—
MERCHANDISE TRUSTS, restricted, at fair value	—	114,798
PERPETUAL CARE TRUSTS, restricted, at fair value	—	127,949
DEFERRED FINANCING COSTS - net of accumulated amortization	3,450	2,551
OTHER ASSETS	2,002	1,344

TOTAL ASSETS	355,685	494,467

LIABILITIES, PREFERRED STOCK AND COMMON STOCKHOLDERS’ / PARTNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	5,988	6,136
Accrued interest	735	162
Current portion of long-term debt	7,814	—

Total current liabilities	14,537	6,298

LONG-TERM DEBT	122,894	80,000
DEFERRED INCOME TAXES	1,415	—
DEFERRED CEMETERY REVENUES, net	115,233	127,426
MERCHANDISE LIABILITY	44,112	37,477

Total liabilities	298,191	251,201

COMMITMENTS AND CONTINGENCIES
NON-CONTROLLING INTEREST IN PERPETUAL CARE TRUSTS	—	127,949

REDEEMABLE PREFERRED STOCK (par value $0.01; 15,514 shares issued and outstanding at December 31, 2003)	15,514	—

COMMON STOCKHOLDERS’ / PARTNERS’ EQUITY
Common stock (par value $0.01; 880,000 shares issued and outstanding at December 31, 2003)	9	—
Additional paid-in capital	91,213	—
Accumulated other comprehensive income	—	—
Employee stock loans	(150)	—
Retained deficit	(49,092)	—
General partner	—	1,663
Limited partners:
Common	—	72,892
Subordinated	—	40,762

Total common stockholders’ / partners’ equity	41,980	115,317

TOTAL LIABILITIES, PREFERRED STOCK AND COMMON STOCKHOLDERS’ / PARTNERS’ EQUITY	$355,685	$494,467

See accompanying notes to the Consolidated Financial Statements in Form 10-K Report for the year ended December 31, 2004.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Consolidated Statement of Operations

(in thousands, except unit data)

	Cornerstone Family Services Inc.	StoneMor Partners L.P.	Cornerstone Family Services Inc.	StoneMor Partners L.P.(2)
	Unaudited
	Three Months Ended December 31, 2003	Three Months Ended December 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2004
Revenues:
Cemetery	$22,239	$23,515	$77,978	$87,305
Funeral home	440	546	1,724	1,953

Total revenues	22,679	24,061	79,702	89,258

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown seperately below):
Land and crypts	468	917	4,346	4,539
Perpetual care	664	656	2,585	2,692
Merchandise	830	1,509	3,123	5,143
Cemetery expense	4,644	4,883	17,732	19,648
Selling expense	3,975	5,200	15,584	19,158
General and administrative expense	2,497	2,444	9,407	9,797
Corporate overhead (including $1,178 in stock-based compensation in 2003 and $433 in 2004)	5,055	4,499	12,579	12,458
Depreciation and amortization	1,334	993	5,001	4,547
Funeral home expense	413	403	1,513	1,712

Total cost and expenses	19,880	21,504	71,870	79,694

OPERATING PROFIT	2,799	2,557	7,832	9,564

EXPENSE RELATED TO REFINANCING	—	—	—	4,200

INTEREST EXPENSE	2,680	1,573	11,376	9,480

INCOME / (LOSS) BEFORE INCOME TAXES AND	119	984	(3,544)	(4,116)

INCOME TAXES (BENEFIT):
State and franchise taxes	49	656	1,455	863
Federal	34	(1,148)	1,010	(1,141)

Total income taxes (benefit)	83	(492)	2,465	(278)

NET INCOME / (LOSS)	36	1,476	(6,009)	(3,838)

Supplemental Information:
General partner’s interest in net income for the period		$30			(1)

Limited partners’ interest in net income for the period
Common		$723			(1)
Subordinated		$723			(1)

Net income per limited partner (common) unit (basic and diluted)		$.17			(1)

Weighted average number of limited partners’ units outstanding (basic and diluted)		8,480		8,480

(1)	StoneMor completed its initial public offering on September 20, 2004. Data for the period from September 20, 2004 through December 31, 2004 is as follows:

General partner’s interest in net income $47, Limited partners’ ( common) interest in net income $1,159, Limited partners’ ( subordinated) interest in net income $1,159, and Net income per limited partner (common) unit (basic and diluted) $.27.

(2)	Represents the operations of Cornerstone Family Services, Inc. from January 31, 2004 through September 19, 2004.

See accompanying notes to the Consolidated Financial Statements in Form 10-K Report for the year ended December 31, 2004.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Consolidated Statement of Cash Flows

(in thousands)

	Cornerstone Family Services Inc.	StoneMor Partners L.P.	Cornerstone Family Services Inc.	StoneMor Partners L.P.
	Unaudited
	Three Months Ended December 31, 2003	Three Months Ended December 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2004
OPERATING ACTIVITIES:
Net Loss	$36	$1,476	$(6,009)	$(3,838)
Adjustments to reconcile net loss to net cash (used in) provided by operating activity:
Cost of lots sold	1,263	1,192	5,141	5,071
Depreciation and amortization	1,334	993	5,001	4,547
Expenses related to refinancing	—	—		3,889
Stock-based compensation	1,178	—	1,178	433
Deferred income tax (benefit)	(1,824)	268	(138)	(1,415)
Changes in assets and liabilities that provided (used) cash:	—	—
Accounts receivable	361	(506)	(1,900)	(2,388)
Merchandise trust receivable	(159)	—	(128)	—
Due from merchandise trusts	2,486	—	(170)	—
Merchandise trusts	—	3,013	—	(1,333)
Prepaid expenses	469	(199)	(49)	(237)
Other current assets	(341)	(16)	(168)	(75)
Other assets	(1,237)	482	(1,674)	450
Accounts payable and accrued and other liabilities	1,821	(2,493)	(2,367)	(440)
Deferred cemetery revenue	1,761	2,544	11,653	10,218
Merchandise liability	(2,060)	(2,781)	(3,224)	(7,397)

Net cash provided by operating activities	5,088	3,973	7,146	7,485

INVESTING ACTIVITIES:
Additions to cemetery property	14	(457)	(1,945)	(3,267)
Acquisitions of property and equipment	(395)	(1,341)	(1,184)	(2,620)

Net cash used in investing activities	(381)	(1,798)	(3,129)	(5,887)

FINANCING ACTIVITIES:
Additional borrowings on long-term debt	—	48	1,543	85,048
Repayments of long-term debt	(1,393)	(217)	(5,565)	(135,763)
Sale of limited partner units	—	—	—	81,383
Cost of financing activities	—	(1,169)	—	(23,346)

Net cash provided by (used in) financing activities	(1,393)	(1,338)	(4,022)	7,322

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,314	837	(5)	8,920

CASH AND CASH EQUIVALENTS - Beginning of period	2,240	13,637	5,559	5,554

CASH AND CASH EQUIVALENTS - End of period	$5,554	$14,474	$5,554	$14,474

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$5,179	$2,205	$12,918	$9,980

Cash paid during the period for income taxes	$221	$(55)	$814	$777

See accompanying notes to the Consolidated Financial Statements in Form 10-K Report for the year ended December 31, 2004.

Non-GAAP Financial Measures

Calculation of EBITDA, as Adjusted

We present EBITDA, as adjusted, because this information is relevant to our business. We define EBITDA, as adjusted, as net income (loss) before:

•	interest;

•	taxes;

•	depreciation and amortization;

•	cost of land and crypts sold;

•	change in deferred cemetery revenues, net; and

•	one-time items relating to our September 2004 refinancing.

In our presentation of EBITDA, as adjusted, we adjusted EBITDA (defined as earnings before interest, taxes, depreciation and amortization) for the following items:

•	Cost of land and crypts sold, an expense item resulting from our sales of burial lots, lawn crypts and mausoleum crypts, which is based on the historical allocation of our original cemetery acquisition and construction costs to individual burial lots and crypts. Management considers this expense to represent the depletion of our interment spaces that are available for sale.

•	Increase (decrease) in deferred cemetery revenues, net, which represents the net change in pre-need cemetery products and services sold that have not been delivered or performed during the period presented and therefore not recognized as revenues. Because it includes the change in deferred cemetery revenues, net, EBITDA, as adjusted, is able to reflect the deferred revenues from contracts written and their related expenses generated in a particular period.

•	One-time items relating to the September 2004 refinancing reflect loan acquisition costs and other charges of the debt paid off on September 20, 2004. Management considers these charges to represent full amortization of these items.

Management and external users of our financial statements, such as our investors, use EBITDA, as adjusted, as an important financial measure to assess the ability of our assets to generate cash sufficient to pay interest on our indebtedness, meet capital expenditure and working capital requirements, pay quarterly distributions on the common and subordinated units and otherwise meet our obligations as they become due.

There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. Management compensates for these limitations in considering EBITDA, as adjusted, in conjunction with its analysis of other GAAP financial measures, such as net income (loss) and net cash provided by (used in) operating activities.

The following table presents a reconciliation of EBITDA, as adjusted, to net cash provided by operating activities, its most directly comparable GAAP financial measure, on a historical basis, for the periods presented (in thousands):

	Three months ended December 31,		Year ended December 31,
	2003	2004	2003	2004
Reconciliation of “EBITDA, as adjusted” to “Net cash provided by operating activities”:
Net cash provided by (used in) operating activities	$5,088	$3,973	$7,146	$7,485
Interest paid	5,179	2,205	12,918	9,980
Income taxes paid	221	(55)	814	777
Refinancing expense	—	—	—	311
Stock compensation	(1,178)	—	(1,178)	(433)
Changes in operating working capital:
Accounts receivable	(361)	506	1,900	2,388
Deferred income taxes (benefit)	1,824	(268)	138	1,415
Merchandise trusts receivable	(2,528)	—	128	—
Due from merchandise trust	201	—	170	—
Merchandise trust	—	(3,013)	—	1,333
Prepaid expenses	(469)	199	49	237
Other current assets	341	16	168	75
Other assets	1,237	(482)	1,674	(450)
Accounts payable and other liabilities	(4,458)	1,425	2,476	(1,115)
Merchandise liability	2,060	2,781	3,224	7,397

EBITDA, as adjusted	$7,157	$7,287	$29,627	$29,400

Distributable Free Cash Flow

We present distributable free cash flow because management believes this information is a useful adjunct to net cash provided by operating activities under GAAP. Distributable free cash flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow at a level sufficient to pay the minimum quarterly cash distribution to the holders of our common units and subordinated units and for other purposes such as repaying debt and expanding through strategic investments.

Distributable free cash flow is similar to quantitative standards of free cash flow used throughout the death care industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable free cash flow is not a measure of financial performance and should not be considered as an alternative to cash flows from operating, investing or financing activities.